News Release

Public Storage

701 Western Avenue

Glendale, CA 91201-2349

www.publicstorage.com

For Release	Immediately
Date	April 30, 2015
Contact	Clemente Teng
(818) 244-8080, Ext. 1141

Public Storage Reports Results for the Quarter Ended March 31, 2015 and Increases Quarterly Common Dividend by 21% to $1.70 Per Share

GLENDALE,  California – Public Storage (NYSE:PSA) announced today operating results for the quarter ended March 31, 2015.

Operating Results for the Three Months Ended March 31, 2015

For the three months ended March 31, 2015, net income allocable to our common shareholders was $212.6 million or $1.23 per diluted common share, compared to $174.1 million or $1.01 per diluted common share for the same period in 2014 representing an increase of $38.5 million or $0.22 per diluted common share. The increase is primarily due to a $39.9 million increase in self-storage net operating income, as a result of a $25.5 million increase for our Same Store Facilities and a $14.4 million increase for our Non Same Store Facilities.  Revenues for the Same Store Facilities increased 6.1% or $27.1 million in the quarter ended March 31, 2015 as compared to the same period in 2014, due primarily to higher realized annual rent per occupied square foot.  Cost of operations for the Same Store Facilities increased by 1.1% or $1.6 million in the quarter ended March 31, 2015 as compared to the same period in 2014, due primarily to increases in property taxes and snow removal, offset partially by lower allocated overhead.  The increase in net operating income for the Non Same Store Facilities is due primarily to the impact of the acquisition of 48 self-storage facilities since January 2014.

Funds from Operations

For the three months ended March 31, 2015, funds from operations (“FFO”) was $1.91 per diluted common share, as compared to $1.74 for the same period in 2014, representing an increase of $0.17 per share. FFO is a non-GAAP (generally accepted accounting principles) term defined by the National Association of Real Estate Investment Trusts and generally represents net income before depreciation, gains and losses and impairment charges with respect to real estate assets.

We also present “Core FFO per share,” a non-GAAP measure that represents FFO per share excluding the impact of (i) foreign currency exchange gains and losses (ii) EITF D-42 charges related to the redemption of preferred securities, and (iii) certain other items such as legal settlements, recognition of deferred tax assets and costs associated with the acquisition of real estate facilities. We believe Core FFO per share is a helpful measure used by investors and REIT analysts to understand our performance.   However, Core FFO per share is not a substitute for net income per share.  Because other REITs may not compute Core FFO per share in the same manner as we do, may not use the same terminology, or may not present such a measure, Core FFO per share may not be comparable among REITs.

The following table reconciles from FFO per share to Core FFO per share (unaudited):

	Three Months Ended March 31,
			Percentage
	2015	2014	Change

FFO per share	$1.91	$1.74	9.8%
Eliminate the per share impact of items excluded
from Core FFO:
Foreign currency exchange loss	-	0.01
Application of EITF D-42	0.03	-
Other items	-	0.05
Core FFO per share	$1.94	$1.80	7.8%

Property Operations – Same Store Facilities

The Same Store Facilities represent those facilities that have been owned and operated on a stabilized basis since January 1, 2013 and therefore provide meaningful comparisons for 2014 and 2015. The Same Store pool increased from 1,982 facilities at December 31, 2014 to 2,000 facilities at March 31, 2015.  The following table summarizes the historical operating results of these 2,000 facilities (127.0 million net rentable square feet) that represent approximately 87% of the aggregate net rentable square feet of our U.S. consolidated self-storage portfolio at March 31, 2015.

Selected Operating Data for the Same
Store Facilities (2,000 facilities)
(unaudited):
	Three Months Ended March 31,
			Percentage
	2015	2014	Change

	(Dollar amounts in thousands, except for weighted average data)
Revenues:
Rental income	$450,272	$422,911	6.5%
Late charges and administrative fees	22,048	22,356	(1.4)%
Total revenues (a)	472,320	445,267	6.1%

Cost of operations:
Property taxes	50,149	48,133	4.2%
On-site property manager payroll	26,964	27,206	(0.9)%
Supervisory payroll	9,039	8,947	1.0%
Repairs and maintenance	7,968	7,818	1.9%
Snow removal	8,067	7,036	14.7%
Utilities	10,512	10,752	(2.2)%
Advertising and selling expense	6,192	6,572	(5.8)%
Other direct property costs	13,003	12,548	3.6%
Allocated overhead	10,615	11,919	(10.9)%
Total cost of operations (a)	142,509	140,931	1.1%
Net operating income (b)	$329,811	$304,336	8.4%

Gross margin	69.8%	68.3%	2.2%

Weighted average for the period:
Square foot occupancy	93.4%	92.6%	0.9%
Realized annual rental income per (c):
Occupied square foot	$15.19	$14.39	5.6%
Available square foot (“REVPAF”)	$14.19	$13.32	6.5%
At March 31:
Square foot occupancy	93.9%	93.1%	0.9%
Annual contract rent per occupied
square foot (d)	$15.80	$15.01	5.3%

(a)	Revenues and cost of operations do not include ancillary revenues and expenses generated at the facilities with respect to tenant reinsurance and retail sales.
(b)	See attached reconciliation of self-storage net operating income (“NOI”) to operating income.
(c)

Realized annual rent per occupied square foot is computed by dividing annualized rental income, before late charges and administrative fees, by the weighted average occupied square feet for the period.  Realized annual rent per available square foot (“REVPAF”) is computed by dividing annualized rental income, before late charges and administrative fees, by the total available rentable square feet for the period.  These measures exclude late charges and administrative fees in order to provide a better measure of our ongoing level of revenue.  Late charges are dependent upon the level of delinquency and administrative fees are dependent upon the level of move-ins.  In addition, the rates charged for late charges and administrative fees can vary independently from rental rates.  These measures take into consideration promotional discounts, which reduce rental income.

(d)	Contract rent represents the applicable contractual monthly rent charged to our tenants, excluding the impact of promotional discounts, late charges and administrative fees.

The following table summarizes selected quarterly financial data with respect to the Same Store Facilities (unaudited):

	Three Months Ended
	March 31	June 30	September 30	December 31	Full Year

	(Amounts in thousands, except for per square foot amounts)
Total revenues:
2015	$472,320
2014	$445,267	$457,649	$481,407	$473,239	$1,857,562

Total cost of operations:
2015	$142,509
2014	$140,931	$128,218	$130,248	$105,112	$504,509

Property taxes:
2015	$50,149
2014	$48,133	$47,635	$46,736	$28,276	$170,780

Repairs and maintenance, including snow
removal expenses:
2015	$16,035
2014	$14,854	$9,548	$9,998	$9,441	$43,841

Advertising and selling expense:
2015	$6,192
2014	$6,572	$6,122	$7,880	$6,462	$27,036

REVPAF:
2015	$14.19
2014	$13.32	$13.74	$14.43	$14.21	$13.93

Weighted average realized annual rent per
occupied square foot:
2015	$15.19
2014	$14.39	$14.50	$15.24	$15.20	$14.83

Weighted average occupancy levels:
2015	93.4%
2014	92.6%	94.7%	94.7%	93.5%	93.9%

Property Operations – Non Same Store Facilities

The Non Same Store Facilities at March 31, 2015 represent 246 facilities that were not stabilized with respect to occupancies or rental rates since January 1, 2013, or that we did not own as of January 1, 2013.  The following table summarizes operating data with respect to the Non Same Store Facilities (unaudited):

NON SAME STORE FACILITIES	Three Months Ended March 31,
	2015	2014	Change

	(Dollar amounts in thousands, except square foot amounts)
Rental income:
2015 acquisitions	$623	$-	$623
2014 acquisitions	9,672	-	9,672
2013 acquisitions	25,930	22,199	3,731
Other facilities	22,092	18,121	3,971
Total rental income	58,317	40,320	17,997

Cost of operations before depreciation
and amortization expense:
2015 acquisitions	204	-	204
2014 acquisitions	3,148	-	3,148
2013 acquisitions	8,343	8,644	(301)
Other facilities	7,038	6,493	545
Total cost of operations	18,733	15,137	3,596

Net operating income:
2015 acquisitions	419	-	419
2014 acquisitions	6,524	-	6,524
2013 acquisitions	17,587	13,555	4,032
Other facilities	15,054	11,628	3,426

Net operating income (a)	$39,584	$25,183	$14,401

At March 31:
Square foot occupancy:
2015 acquisitions	89.1%	-	-
2014 acquisitions	91.8%	-	-
2013 acquisitions	92.8%	86.3%	7.5%
Other facilities	84.5%	81.7%	3.4%
	89.6%	84.4%	6.2%
Annual contract rent per occupied square foot:
2015 acquisitions	$11.65	$-	-
2014 acquisitions	12.23	-	-
2013 acquisitions	14.00	13.25	5.7%
Other facilities	15.89	15.80	0.6%
	$14.26	$14.26	0.0%
Number of facilities:
2015 acquisitions	4	-	4
2014 acquisitions	44	-	44
2013 acquisitions	121	121	-
Other facilities	77	68	9
	246	189	57
Net rentable square feet (in thousands):
2015 acquisitions	265	-	265
2014 acquisitions	3,457	-	3,457
2013 acquisitions	8,056	8,036	20
Other facilities	6,743	5,630	1,113
	18,521	13,666	4,855
(a)	See attached reconciliation of self-storage net operating income (“NOI”) to operating income.

Investing and Capital Activities

During the three months ended March 31, 2015, we acquired four self-storage facilities (one each in Florida, North Carolina, Texas and Washington), with 0.3 million net rentable square feet, for $32.3 million.  Subsequent to March 31, 2015, we acquired or were under contract to acquire seven self-storage facilities (three each in Colorado and Texas and one in California) with 0.6 million net rentable square feet for $80 million, and a land lease buyout for $15 million.

During the three months ended March 31, 2015, we completed four newly developed facilities (0.3 million net rentable square feet) costing $26.8 million, and various expansion projects costing $4.5 million (0.1 million net rentable square feet). At March 31, 2015 we had various facilities in development (3.2 million net rentable square feet) estimated to cost $387 million, and various expansion projects (0.4 million net rentable square feet) estimated to cost $49 million.  The remaining $300 million development costs for these projects is expected to be incurred in 2015 and 2016.

As previously reported, on March 31, 2015, we amended our revolving credit agreement which, among other things, i) extends the maturity date from March 21, 2017 to March 31, 2020, ii) increases the aggregate borrowing limit from $300 million to $500 million, iii) decreases the current effective spread over LIBOR from 0.900% to 0.850%, iv) decreases the current effective quarterly facility fee from 0.125% to 0.080%, and v) amends various covenants.

During the three months ended March 31, 2015, we called our 6.875% Series O Preferred Shares for redemption and allocated $4.8 million of net income to our preferred shareholders pursuant to EITF D-42.   The shares were redeemed on April 15, 2015.

Distributions Declared

On April 29, 2015, our Board of Trustees declared a regular common quarterly dividend of $1.70 per common share which is an increase of $0.30 per share, or 21%, over the previous quarter’s distribution.  The Board also declared dividends with respect to our various series of preferred shares. All the dividends are payable on June 30, 2015 to shareholders of record as of June 15, 2015.

First Quarter Conference Call

A conference call is scheduled for May 1, 2015 at 9:00 a.m. (PDT) to discuss the first quarter earnings results.  The domestic dial-in number is (866) 406-5408, and the international dial-in number is (973) 582-2770 (conference ID number for either domestic or international is 21615100). A simultaneous audio webcast may be accessed by using the link at www.publicstorage.com under “Company Info, Investor Relations, Upcoming Events.”  A replay of the conference call may be accessed through May 15, 2015 by calling (800) 585-8367 (domestic) or (404) 537-3406 (international) or by using the link at www.publicstorage.com under “Company Info, Investor Relations, Webcasts.” All forms of replay utilize conference ID number 21615100.

About Public Storage

Public Storage, a member of the S&P 500 and FT Global 500, is a REIT that primarily acquires, develops, owns and operates self-storage facilities. The Company’s headquarters are located in Glendale, California.  At March 31, 2015, we had interests in 2,258 self-storage facilities located in 38 states with approximately 146 million net rentable square feet in the United States and 193 storage facilities located in seven Western European nations with approximately ten million net rentable square feet operated under the “Shurgard” brand.  We also own a 42% common equity interest in PS Business Parks, Inc. (NYSE:PSB) which owned and operated approximately 28 million rentable square feet of commercial space at March 31, 2015.

Additional information about Public Storage is available on our website, www.publicstorage.com.

Forward-Looking Statements

All statements in this press release, other than statements of historical fact, are forward-looking statements which may be identified by the use of the words “expects,” “believes,” “anticipates,” “should,” “estimates” and similar expressions.  These forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from those expressed or implied in the forward-looking statements.   Factors and risks that may impact future results and performance are described from time to time in our filings with the Securities and Exchange Commission, including in Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, our other Quarterly Reports on Form 10-Q and current reports on Form 8-K. These risks include, but are not limited to, the following: general risks associated with the ownership and operation of real estate, including changes in demand for our storage facilities, potential liability for environmental contamination,  adverse changes in tax, real estate and zoning laws and regulations and the impact of natural disasters; risks associated with downturns in the national and local economies in the markets in which we operate; the impact of competition from new and existing self-storage and commercial facilities and other storage alternatives; difficulties in our ability to successfully evaluate, finance, integrate into our existing operations and manage acquired and developed properties; risks related to our development of new properties and/or participation in joint ventures; risks associated with international operations including, but not limited to, unfavorable foreign currency rate fluctuations that could adversely affect our earnings and cash flows; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs and our tenant reinsurance business; risks associated with a possible failure by us to qualify as a REIT under the Internal Revenue Code of 1986, as amended; security breaches or a failure of our networks, systems or technology could adversely impact our business, customer and employee relationships; changes in federal tax laws related to the taxation of REITs, which could impact our status as a REIT; difficulties in raising capital at a reasonable cost; delays in the development process; ongoing litigation and other legal and regulatory actions which may divert management’s time and attention, require us to pay damages and expenses or restrict the operation of our business; and economic uncertainty due to the impact of war or terrorism. We disclaim any obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, new estimates, or other factors, events or circumstances after the date of this press release, except where expressly required by law.

PUBLIC STORAGE

SELECTED INCOME STATEMENT DATA

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014

Revenues:
Self-storage facilities	$530,637	$485,587
Ancillary operations	38,757	34,037
	569,394	519,624

Expenses:
Self-storage cost of operations	161,242	156,068
Ancillary cost of operations	11,920	18,451
Depreciation and amortization	107,146	109,021
General and administrative	24,160	18,989
	304,468	302,529

Operating income	264,926	217,095

Other income (expense):
Interest and other income	672	2,402
Interest expense	-	(3,480)
Equity in earnings of unconsolidated real estate entities	16,184	14,604
Gain on real estate sales	1,472	-
Foreign currency exchange loss	-	(2,348)
Net income	283,254	228,273
Allocation to noncontrolling interests	(1,473)	(1,077)
Net income allocable to Public Storage shareholders	281,781	227,196
Allocation of net income to:
Preferred shareholders - distributions	(63,555)	(52,507)
Preferred shareholders - redemptions	(4,784)	-
Restricted share units	(829)	(637)
Net income allocable to common shareholders	$212,613	$174,052

Per common share:
Net income per common share – Basic	$1.23	$1.01
Net income per common share – Diluted	$1.23	$1.01
Weighted average common shares – Basic	172,520	171,910
Weighted average common shares – Diluted	173,366	172,809

PUBLIC STORAGE

SELECTED BALANCE SHEET DATA

(Amounts in thousands, except share and per share data)

	March 31, 2015	December 31, 2014
ASSETS	(Unaudited)

Cash and cash equivalents	$152,797	$187,712

Operating real estate facilities:
Land and buildings, at cost	12,919,875	12,863,235
Accumulated depreciation	(4,574,373)	(4,482,520)
	8,345,502	8,380,715
Construction in process	135,896	104,573
Investments in unconsolidated real estate entities	792,280	813,740
Goodwill and other intangible assets, net	221,330	228,632
Other assets	124,212	103,304
Total assets	$9,772,017	$9,818,676

LIABILITIES AND EQUITY
Notes payable	$58,657	$64,364
Preferred shares called for redemption	145,000	-
Accrued and other liabilities	264,439	247,141
Total liabilities	468,096	311,505

Equity:
Public Storage shareholders’ equity:
Cumulative Preferred Shares, $0.01 par value, 100,000,000 shares authorized, 167,200 shares issued (in series) and outstanding (173,000 at December 31, 2014), at liquidation preference	4,180,000	4,325,000
Common Shares, $0.10 par value, 650,000,000 shares authorized, 172,594,849 shares issued and outstanding (172,445,554 shares at December 31, 2014)	17,260	17,245
Paid-in capital	5,558,112	5,561,530
Accumulated deficit	(398,905)	(374,823)
Accumulated other comprehensive loss	(78,572)	(48,156)
Total Public Storage shareholders’ equity	9,277,895	9,480,796
Noncontrolling interests	26,026	26,375
Total equity	9,303,921	9,507,171
Total liabilities and equity	$9,772,017	$9,818,676

PUBLIC STORAGE
SELECTED FINANCIAL DATA

Computation of Funds from Operations and Funds Available for Distribution
(Unaudited – amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2015	2014

Computation of FFO per Share:

Net income allocable to common shareholders	$212,613	$174,052
Eliminate items excluded from FFO:
Depreciation and amortization	107,146	109,021
Depreciation from unconsolidated real estate
investments	18,781	19,671
Depreciation allocated to noncontrolling interests
and restricted share unitholders	(927)	(1,128)
Gains on sale of real estate investments, including
our equity share from investments and other	(6,478)	(87)
FFO allocable to common shares (a)	$331,135	$301,529
Diluted weighted average common shares	173,366	172,809
FFO per share (a)	$1.91	$1.74

Reconciliation of Earnings per Share to FFO per Share:

Earnings per share - diluted	$1.23	$1.01
Eliminate per share amounts excluded from FFO:
Depreciation and amortization, including amounts
from investments and excluding amounts allocated
to noncontrolling interests and restricted share
unitholders	0.72	0.74
Gains on sale of real estate investments, including
our equity share from investments and other	(0.04)	(0.01)
FFO per share (a)	$1.91	$1.74

Computation of Funds Available for Distribution ("FAD"):

FFO allocable to common shares	$331,135	$301,529
Eliminate effect of items included in FFO but not FAD:
Non-cash share-based compensation expense	7,158	6,287
Foreign currency exchange loss	-	2,348
Application of EITF D-42	4,784	-
Less: Capital expenditures to maintain real estate facilities	(7,899)	(13,136)

FAD (a)	$335,178	$297,028

Distributions paid to common shareholders	$241,449	$240,889

Distribution payout ratio	72.0%	81.1%

Distributions per common share	$1.40	$1.40

(a)

FFO and FFO per share are non-GAAP measures defined by the National Association of Real Estate Investment Trusts and, along with FAD, are considered helpful measures of REIT performance by REITs and many REIT analysts. FFO represents net income before real estate depreciation, gains or losses and impairment charges, which are excluded because they are based upon historical real estate costs and assume that building values diminish ratably over time, while we believe that real estate values fluctuate due to market conditions. FAD represents FFO adjusted to exclude certain non-cash charges and to deduct capital expenditures. FFO and FFO per share are not a substitute for net income or earnings per share.  FFO and FAD are not substitutes for GAAP net cash flow in evaluating our liquidity or ability to pay dividends, because they exclude investing and financing activities presented on our statements of cash flows.   In addition, other REITs may compute these measures differently, so comparisons among REITs may not be helpful.

PUBLIC STORAGE

SELECTED FINANCIAL DATA

Reconciliation of Self-Storage Net Operating Income to

Operating Income
(Unaudited – amounts in thousands)

	Three Months Ended
	March 31,
	2015	2014

Self-storage revenues for:
Same Store Facilities	$472,320	$445,267
Non Same Store Facilities	58,317	40,320
Self-storage revenues	530,637	485,587

Self-storage cost of operations for:
Same Store Facilities	142,509	140,931
Non Same Store Facilities	18,733	15,137
Self-storage cost of operations	161,242	156,068

Self-storage net operating income for:
Same Store Facilities	329,811	304,336
Non Same Store Facilities	39,584	25,183
Self-storage net operating income (a)	369,395	329,519
Ancillary operating revenues	38,757	34,037
Ancillary cost of operations	(11,920)	(18,451)
Depreciation and amortization	(107,146)	(109,021)
General and administrative expense	(24,160)	(18,989)
Operating income on our income statement	$264,926	$217,095

(a)

Net operating income or “NOI” is a non-GAAP financial measure that excludes the impact of depreciation and amortization expense.  We believe that NOI is a meaningful measure of operating performance, because we utilize NOI in making decisions with respect to capital allocations, in determining current property values, in evaluating property performance and in comparing period-to-period and market-to-market property operating results.  In addition, we believe the investment community utilizes NOI in determining operating performance and real estate values, and does not consider depreciation expense because it is based upon historical cost. NOI is not a substitute for net income, net operating cash flow, or other related GAAP financial measures, in evaluating our operating results.  This table reconciles from NOI for our self-storage facilities to the operating income presented on our income statement.